The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
John Quinn	(212) 272-5934

BEAR STEARNS REPORTS BEST EVER QUARTER

Record Net Income of $563 million, up 38%

Earnings Increase 38% to a Record $4.00 Per Share

FULL YEAR RESULTS SET A RECORD FOR THE FIFTH CONSECUTIVE YEAR

Net Income Increases 40% to $2.1 Billion

Annual Earnings Per Share of $14.27

Net Revenues Increase 25% to a Record $9.2 Billion

Firm Increases Quarterly Dividend 14% to $0.32 Per Share

NEW YORK, NY – December 14, 2006 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $4.00 for the fourth quarter ended November 30, 2006, up 38% from $2.90 per share for the fourth quarter of 2005. Net income for the fourth quarter of 2006 was $563 million, up 38% from $407 million for the fourth quarter of 2005. Net revenues for the 2006 fourth quarter were $2.4 billion, up 28% from $1.9 billion for the 2005 fourth quarter. The annualized return on common stockholders’ equity for the fourth quarter of 2006 was 20.5%.

For the full fiscal year ended November 30, 2006, earnings per share (diluted) were a record $14.27, up 38% from $10.31 for fiscal 2005. Net income for the fiscal year 2006 was $2.1 billion, up 40% from the $1.5 billion earned in the twelve-month period ended November 30, 2005. Net revenues for fiscal year 2006 were $9.2 billion, an increase of 25% from $7.4 billion in the prior fiscal year. The after-tax return on common stockholders’ equity was 19.1% for fiscal 2006.

“We are pleased to announce Bear Stearns’ fifth consecutive year of record net income and earnings per share,” said James E. Cayne, chairman and chief executive officer. “Our continued success is a testament to our unwavering focus on serving our clients with excellence; attracting and retaining talented professionals and profitably expanding our broad and diverse franchise. I look forward to 2007 and our continued expansion both internationally and domestically.”

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Fourth Quarter

Net revenues in Capital Markets, which includes Institutional Equities, Fixed Income and Investment Banking, were $1.8 billion for the fourth quarter of 2006, up 26% from $1.4 billion for the fourth quarter ended November 30, 2005.

•

Institutional Equities net revenues were $397 million, up 7% from $373 million for the fourth quarter of 2005. Record results from risk arbitrage and continued strong results from equity derivatives and international sales and trading contributed to this strong performance.

•

Fixed income net revenues were $1.1 billion, up 25% from $839 million in the fourth quarter of 2005. The credit business produced record results led by the credit derivatives, distressed debt and leveraged finance areas. Mortgage revenues increased reflecting higher volumes and increased commercial-mortgage securitization activity.

•

Investment Banking net revenues were $364 million in the fourth quarter of 2006, up 58% from the $231 million in the comparable prior year period. This increase reflects fees from higher underwriting and merger and acquisition transaction volumes.

Full Year

Capital Markets net revenues were a record $7.0 billion for fiscal year 2006, an increase of 25% over the previous record of $5.6 billion reported in 2005.

•

Institutional Equities net revenues for the fiscal year ended November 30, 2006 were up 33% to a record $1.9 billion from $1.4 billion in fiscal 2005. Equity derivatives, risk arbitrage, energy/commodity activities and international sales and trading all delivered record results.

•

Fixed Income net revenues were a record $4.0 billion in 2006, up 23% from $3.3 billion in 2005. This was the sixth consecutive year of record results and was led by revenue growth in the mortgage and credit departments. In the mortgage business, the record results were driven by market share gains in commercial mortgage-backed securities and the growth in captive origination volumes from the vertical integration of the mortgage platform. In addition, collateralized loan and debt origination activities increased substantially. The credit franchise delivered its best results ever as the high yield, leverage finance and credit trading areas all produced record revenues.

•

Investment Banking reported net revenues of $1.2 billion for fiscal 2006, up 19% from $980 million in the prior fiscal year. The increase in net revenues was due to greater transaction volumes in both underwriting and advisory areas.

GLOBAL CLEARING SERVICES

Fourth Quarter

Fourth quarter 2006 Global Clearing Services net revenues were $281 million, up 7% from $263 million in the fourth quarter of 2005. Net interest revenues increased due to higher margin debt and customer short balances. Average customer margin debt balances for the quarter ended November 30, 2006 were $72.0 billion, up from $67.4 billion in the prior year quarter. Customer short balances averaged $90.0 billion during the fourth quarter of 2006, up from the prior year fourth quarter average of $81.2 billion.

Full Year

Net revenues for the 2006 fiscal year in Global Clearing Services were $1.10 billion, up 3% from $1.07 billion in fiscal 2005. Net interest revenues increased due to higher levels of customer margin debt balances partially offset by declining commission revenues. Average customer margin debt balances for the fiscal year were $68.4 billion as compared with $64.9 billion for the year ended November 30, 2005. Customer short balances averaged $82.6 billion during the 2006 fiscal year, down from the average of $84.4 billion for 2005.

WEALTH MANAGEMENT

Fourth Quarter

In the Wealth Management segment, which includes Private Client Services and Asset Management, net revenues were $245 million for the quarter ended November 30, 2006, up 33% from $184 million in the fourth quarter of 2005.

•

Private Client Services revenues were $133 million in the fourth quarter of 2006, an increase of 14% from $117 million in the 2005 quarter. Increased equity in client accounts, higher activity levels, and robust growth in fee-based assets drove the quarterly revenue increase.

•

Asset Management net revenues grew 66% to $112 million for the fourth quarter of 2006 from $67 million in the prior year quarter. The rise in net revenues was due to increased performance fees from hedge fund products, as well as management fees from a growing base of assets under management.

Full Year

Wealth Management net revenues were $850 million for fiscal 2006, an increase of 25% compared with $679 million in fiscal 2005.

•

Revenues from Private Client Services rose 15% to $518 million for the 2006 fiscal year from $450 million for fiscal 2005. The improvement reflects the growing contribution of revenues from fee-based assets.

•

The Asset Management business reported record net revenues of $332 million for the 2006 fiscal year, up 45% from $229 million in the prior year. Growth in alternative assets under management together with increased performance fees contributed to these excellent results.

Assets under management rose to $52.5 billion as of November 30, 2006, up 25% from $41.9 billion as of November 30, 2005.

EXPENSES

Fourth Quarter

•	Compensation as a percentage of net revenues was 43.6% for the fourth quarter of 2006 compared with 46.2% for the quarter ended November 30, 2005.
•

Non-compensation expenses were $469 million for the quarter ended November 30, 2006, up 9% from $429 million in the 2005 quarter. The increase is primarily related to higher occupancy fees, professional fees, and communications and technology costs associated with additional headcount.

The 2006 fourth quarter pre-tax profit margin was 37.0%, as compared with 31.1% for the prior year quarter.

Full Year

•	For the twelve-months ended November 30, 2006, compensation as a percentage of net revenues was 47.1% as compared with 47.9% for the 2005 fiscal year.
•

Non-compensation expenses for the fiscal year 2006 were $1.74 billion, 5% higher than the $1.65 billion reported in 2005. The increase is primarily related to increased occupancy expenses, professional fees, and communications and technology costs associated with an expanding workforce.

For fiscal year 2006 the pre-tax margin was 34.1% versus 29.8% in fiscal year 2005.

As of November 30, 2006, total capital, including stockholders’ equity and long-term borrowings, was $66.7 billion. Book value on November 30, 2006 was $86.39 per share, based on 145.7 million shares outstanding. The company repurchased approximately 10.6 million shares of its common stock during fiscal 2006.

Quarterly Common Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of 32 cents per share on the outstanding shares of common stock payable January 26, 2007, to stockholders of record on January 16, 2007. This represents a 14% increase over the 28 cent per share quarterly dividend paid since January 2006.

Quarterly Preferred Stock Cash Dividends Declared

The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share); all payable January 15, 2007 to stockholders of record on December 29, 2006.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE:BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $66.7 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions. Headquartered in New York City, the company has approximately 13,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s website at http://www.bearstearns.com.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the company’s 2005 Annual Report to Stockholders and similar sections in the company’s quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on December 14, 2006, at 10:00 a.m., (ET). Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1:00 p.m. E.S.T. The pass code for the replay is 3327482. The replay will be available until midnight on December 29, 2006. If you have any questions on how to obtain access to the conference call, please contact John Quinn at 1-212-272-5934 or via email at jquinn1@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From		Twelve Months Ended		% Change
	November 30,	November 30,	August 31,	November 30,	August 31,	November 30,	November 30,
	2006	2005	2006	2005	2006	2006	2005
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$397,339	$372,590	$435,543	6.6%	(8.8%)	$1,875,845	$1,409,603	33.1%
Fixed Income	1,051,561	838,571	877,910	25.4%	19.8%	3,985,517	3,251,333	22.6%
Investment Banking	364,303	231,195	232,253	57.6%	56.9%	1,171,555	980,459	19.5%
Total Capital Markets	1,813,203	1,442,356	1,545,706	25.7%	17.3%	7,032,917	5,641,395	24.7%

Global Clearing Services	280,752	263,391	269,351	6.6%	4.2%	1,103,618	1,067,985	3.3%

Wealth Management
Private Client Services(1)	133,054	116,772	127,304	13.9%	4.5%	518,041	450,181	15.1%
Asset Management	111,752	67,494	104,040	65.6%	7.4%	332,449	228,643	45.4%
Total Wealth Management	244,806	184,266	231,344	32.9%	5.8%	850,490	678,824	25.3%

Other(2)	74,624	(2,711)	82,734	nm	(9.8%)	240,140	22,590	963.0%

Total net revenues	$2,413,385	$1,887,302	$2,129,135	27.9%	13.4%	$9,227,165	$7,410,794	24.5%

PRE-TAX INCOME

Capital Markets	$713,597	$539,950	$499,824	32.2%	42.8%	$2,550,177	$1,969,564	29.5%
Global Clearing Services	119,196	117,899	113,968	1.1%	4.6%	501,781	526,148	(4.6%)
Wealth Management	28,764	13,738	20,737	109.4%	38.7%	68,357	39,665	72.3%
Other(3)	31,283	(85,450)	32,709	nm	(4.4%)	26,315	(328,318)	nm

Total pre-tax income	$892,840	$586,137	$667,238	52.3%	33.8%	$3,146,630	$2,207,059	42.6%

Notes:
(1) Private Client Services Detail:
Gross Revenues, before transfer to Capital Markets Segment	$161,628	$141,201	$148,404			$616,124	$543,767
Revenue transferred to Capital Markets segment	(28,574)	(24,429)	(21,100)			(98,083)	(93,586)
Private Client Services net revenues	$133,054	$116,772	$127,304			$518,041	$450,181

(2) Includes consolidation and elimination entries and unallocated revenues (predominantly interest).

(3) Includes the items identified in note (2) as well as certain corporate administrative functions, including certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	November 30,	November 30,	August 31,	November 30,	August 31,
	2006	2005	2006	2005	2006
	(In thousands, except share and per share data)

REVENUES
Commissions	$291,331	$298,670	$280,033	(2.5%)	4.0%
Principal transactions	1,258,105	994,063	1,093,997	26.6%	15.0%
Investment banking	394,241	237,180	283,507	66.2%	39.1%
Interest and dividends	2,378,172	1,549,526	2,322,922	53.5%	2.4%
Asset management and other income	151,716	101,665	155,158	49.2%	(2.2%)
Total revenues	4,473,565	3,181,104	4,135,687	40.6%	8.2%
Interest expense	2,060,180	1,293,802	2,006,552	59.2%	2.7%
Revenues, net of interest expense	2,413,385	1,887,302	2,129,135	27.9%	13.4%

NON-INTEREST EXPENSES
Employee compensation and benefits	1,051,685	872,548	1,024,748	20.5%	2.6%
Floor brokerage, exchange and clearance fees	58,397	51,944	58,621	12.4%	(0.4%)
Communications and technology	129,639	104,723	126,938	23.8%	2.1%
Occupancy	54,731	44,121	52,976	24.0%	3.3%
Advertising and market development	39,253	30,745	38,243	27.7%	2.6%
Professional fees	82,491	61,183	78,110	34.8%	5.6%
Other expenses	104,349	135,901	82,261	(23.2%)	26.9%
Total non-interest expenses	1,520,545	1,301,165	1,461,897	16.9%	4.0%

Income before provision for income taxes	892,840	586,137	667,238	52.3%	33.8%
Provision for income taxes	330,014	179,180	229,682	84.2%	43.7%
Net income	$562,826	$406,957	$437,556	38.3%	28.6%

Net income applicable to common shares	$557,569	$401,505	$432,240	38.9%	29.0%

Adjusted net income used for diluted earnings per share (1)	$583,844	$421,496	$449,118	38.5%	30.0%

Basic earnings per share	$4.42	$3.21	$3.34	37.7%	32.3%
Diluted earnings per share	$4.00	$2.90	$3.02	37.9%	32.5%

Weighted average common shares outstanding:
Basic	129,182,315	128,999,257	132,086,016
Diluted	145,923,131	145,534,789	148,899,406

Cash dividends declared per common share	$0.28	$0.25	$0.28

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Twelve Months Ended		% Change
	November 30,	November 30,
	2006	2005
	(In thousands, except share and per share data)

REVENUES
Commissions	$1,162,686	$1,200,454	(3.1%)
Principal transactions	4,995,012	3,836,017	30.2%
Investment banking	1,333,751	1,037,213	28.6%
Interest and dividends	8,536,029	5,107,019	67.1%
Asset management and other income	523,941	371,744	40.9%
Total revenues	16,551,419	11,552,447	43.3%
Interest expense	7,324,254	4,141,653	76.8%
Revenues, net of interest expense	9,227,165	7,410,794	24.5%

NON-INTEREST EXPENSES
Employee compensation and benefits	4,343,499	3,553,216	22.2%
Floor brokerage, exchange and clearance fees	226,882	221,553	2.4%
Communications and technology	478,780	401,673	19.2%
Occupancy	197,756	167,825	17.8%
Advertising and market development	147,262	126,678	16.2%
Professional fees	279,942	229,198	22.1%
Other expenses	406,414	503,592	(19.3%)
Total non-interest expenses	6,080,535	5,203,735	16.8%

Income before provision for income taxes	3,146,630	2,207,059	42.6%
Provision for income taxes	1,092,759	744,882	46.7%
Net income	$2,053,871	$1,462,177	40.5%

Net income applicable to common shares	$2,032,508	$1,437,856	41.4%

Adjusted net income used for diluted earnings per share (1)	$2,120,527	$1,520,108	39.5%

Basic earnings per share	$15.79	$11.42	38.3%
Diluted earnings per share	$14.27	$10.31	38.4%

Weighted average common shares outstanding:
Basic	131,711,382	130,326,947
Diluted	148,575,469	147,467,992

Cash dividends declared per common share	$1.12	$1.00

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

	Twelve Months Ended		Three Months Ended
	November 30,	November 30,	November 30,	August 31,	May 31,	February 28,	November 30,	August 31,	May 31,	February 28,
	2006	2005	2006	2006	2006	2006	2005	2005	2005	2005
	(In thousands, except common share data and other data)

Results
Revenues, net of interest expense	$9,227,165	$7,410,794	$2,413,385	$2,129,135	$2,499,442	$2,185,203	$1,887,302	$1,812,280	$1,873,552	$1,837,660
Net income	$2,053,871	$1,462,177	$562,826	$437,556	$539,333	$514,156	$406,957	$378,305	$298,110	$378,805
Net income applicable to common shares	$2,032,508	$1,437,856	$557,569	$432,240	$533,957	$508,742	$401,505	$372,357	$291,667	$372,327
Adjusted net income used for diluted earnings per share (1)	$2,120,527	$1,520,108	$583,844	$449,118	$558,233	$529,332	$421,496	$394,919	$309,660	$394,032

Financial Position
Stockholders' equity, at period end	$12,129,384	$10,791,432	$12,129,384	$11,721,947	$11,707,594	$11,165,592	$10,791,432	$9,881,046	$9,641,514	$9,518,898
Total capital, at period end	$66,699,300	$54,281,048	$66,699,300	$61,923,345	$58,354,738	$57,589,034	$54,281,048	$52,070,689	$49,330,143	$48,491,012

Common Share Data
Basic earnings per share	$15.79	$11.42	$4.42	$3.34	$4.12	$3.92	$3.21	$2.96	$2.32	$2.94
Diluted earnings per share	$14.27	$10.31	$4.00	$3.02	$3.72	$3.54	$2.90	$2.69	$2.09	$2.64
Book value per common share, at period end	$86.39 (6)	$71.08	$86.39 (6)	$81.52	$79.30	$75.46	$71.08	$67.18	$64.67	$62.88
Weighted average common shares outstanding:
Basic	131,711,382	130,326,947	129,182,315	132,086,016	132,810,062	132,738,565	128,999,257	130,194,452	130,663,337	131,261,212
Diluted	148,575,469	147,467,992	145,923,131	148,899,406	149,945,896	149,417,369	145,534,789	147,051,538	148,037,979	149,193,402
Common shares outstanding, at period end (2)	145,693,021	146,431,767	145,693,021	146,303,331	147,021,508	145,163,510	146,431,767	146,341,980	145,928,440	146,012,775

Financial Ratios
Return on average common equity (annualized)	19.1%	16.5%	20.5%	15.8%	20.1%	20.1%	17.7%	16.9%	13.5%	17.8%
Adjusted pre-tax profit margin (3)	35.8%	31.7%	38.9%	32.7%	35.1%	36.1%	32.9%	34.2%	26.4%	33.5%
Pre-tax profit margin (4)	34.1%	29.8%	37.0%	31.3%	33.4%	34.4%	31.1%	32.0%	24.7%	31.5%
After-tax profit margin (5)	22.3%	19.7%	23.3%	20.6%	21.6%	23.5%	21.6%	20.9%	15.9%	20.6%
Compensation & benefits / Revenues, net of interest expense	47.1%	47.9%	43.6%	48.1%	48.8%	47.9%	46.2%	47.0%	49.3%	49.3%

Other Data (in billions, except employees)
Margin debt balances, at period end	$78.6	$66.6	$78.6	$68.9	$72.7	$64.5	$66.6	$65.9	$59.8	$67.3
Margin debt balances, average for period	$68.4	$64.9	$72.0	$68.8	$68.4	$64.5	$67.4	$63.4	$64.7	$64.0
Customer short balances, at period end	$95.8	$79.9	$95.8	$85.6	$81.7	$78.1	$79.9	$80.6	$82.5	$93.9
Customer short balances, average for period	$82.6	$84.4	$90.0	$82.1	$80.2	$78.2	$81.2	$81.3	$86.8	$88.5
Securities borrowed, at period end	$57.6	$49.9	$57.6	$53.1	$52.1	$52.4	$49.9	$50.0	$56.6	$64.6
Securities borrowed, average for period	$55.0	$59.4	$57.6	$54.7	$54.8	$52.9	$52.8	$56.1	$61.9	$66.6
Free credit balances, at period end	$32.6	$31.0	$32.6	$36.5	$34.1	$30.6	$31.0	$29.6	$31.6	$30.2
Free credit balances, average for period	$32.8	$29.7	$34.4	$35.9	$30.8	$29.9	$28.4	$28.6	$30.6	$31.1
Assets under management, at period end	$52.5	$41.9	$52.5	$50.2	$47.9	$45.4	$41.9	$40.3	$39.9	$40.0
Employees, at period end	13,566	11,843	13,566	13,134	12,519	12,061	11,843	11,498	11,141	11,019

Notes:
(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2) Represents shares used to calculate book value per common share.  Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(3) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(4) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of net income to revenues, net of interest expense.

(6) The book value per share computation includes adjustments to common stockholders' equity and common stock outstanding related to stock-based compensation awards. For book value purposes at November 30, 2006, common stockholders' equity was adjusted by $816 million and common stock outstanding was adjusted by 4.6 million units, which will be distributed as common stock.

Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.